Exhibit 5.2

[Letterhead of Hogan Lovells US LLP]

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

August 17, 2020

Board of Directors
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda

Board of Directors
Enstar Finance LLC
411 Fifth Avenue, 5th Floor
New York, New York 10016

Ladies and Gentlemen:

We are acting as U.S. counsel to Enstar Group Limited, a Bermuda exempted company (the “Company”), and Enstar Finance LLC, a Delaware limited liability company (“Enstar Finance”), in connection with their registration statement on Form S-3, as amended (the “Registration Statement”), filed by the Company and Enstar Finance with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) unsecured senior debt securities of the Company (the “Company Senior Debt Securities”); (ii) unsecured subordinated debt securities of the Company (the “Company Subordinated Debt Securities”); (iii) unsecured junior subordinated debt securities of the Company (the “Company Junior Subordinated Debt Securities”, and together with the Company Senior Debt Securities and the Company Subordinated Debt Securities, the “Company Debt Securities”); (iv) the Company’s preference shares, par value $1.00 per share (the “Preference Shares”); (v) the Company’s ordinary shares, par value $1.00 per share (the “Common Shares”); (vi) warrants to purchase Company Debt Securities (the “Debt Warrants”); (vii) warrants to purchase Preference Shares (the “Preference Stock Warrants”); (viii) warrants to purchase Common Shares (the “Common Stock Warrants”); (ix) depositary shares representing Common Shares or Preference Shares (the “Depositary Shares”); (x) purchase contracts issued by the Company (the “Purchase Contracts”); (xi) purchase units issued by the Company (the “Purchase Units”); (xii) units consisting of any combination of the foregoing securities (the “Units”); (xiii) unsecured senior debt securities of Enstar Finance (the “Enstar Finance Senior Debt Securities”); (xiv) unsecured subordinated debt securities of Enstar Finance (the “Enstar Finance Subordinated Debt Securities”); (xv) unsecured junior subordinated debt securities of Enstar Finance (the “Enstar Finance Junior Subordinated Debt Securities”, and together with the Enstar Finance Senior Debt Securities and the Enstar Finance Subordinated Debt Securities, the “Enstar Finance Debt Securities”, and the Enstar Finance Debt Securities together with the Company Debt Securities, the “Debt Securities”); and (xvi) guarantees by the Company of the Enstar Finance Debt Securities (the “Guarantees”, and together with the Debt Securities, Preference Shares, Common Shares, Debt Warrants, Preference Stock Warrants, Common Stock Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Units, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities of the Company or Enstar Finance to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company and the board of directors of Enstar Finance, as applicable, or a duly authorized committee of such boards (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with, in the case of the Company, the Company’s Memorandum of Association and Bye-laws and applicable Bermuda law, and in the case of Enstar Finance, Enstar Finance’s Certificate of Formation and Limited Liability Company Agreement and applicable provisions of the Delaware Limited Liability Company Act, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or Enstar Finance or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to a “senior indenture,” any subordinated Debt Securities will be issued pursuant to a “subordinated indenture” and any junior subordinated Debt Securities will be issued pursuant to a “junior subordinated indenture” substantially in the forms of such indentures filed, with respect to Company Debt Securities, as Exhibits 4.8, 4.12 and 4.13, respectively, and, with respect to Enstar Finance Debt Securities, as Exhibits 4.14, 4.15 and 4.16, respectively, to the Registration Statement, with items shown in such exhibits as subject to completion completed in a satisfactory manner; (iv) the indentures under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Preference Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) prior to any issuance of Preference Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (ix) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (x) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) the Company will remain a Bermuda exempted company; and (xiii) Enstar Finance will remain a Delaware limited liability company.
To the extent that the obligations of the Company or Enstar Finance with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preference Stock Warrants or Common Stock Warrants, and under the deposit agreement for any Depositary Shares, and under any unit agreement for any Units, namely, the trustee, the warrant agent, the unit agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, deposit agreement, or unit agreement, as applicable; that such indenture, warrant agreement, deposit agreement, or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, deposit agreement, or unit agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, deposit agreement, or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) the Delaware Limited Liability Company Act, as amended; and (ii) as to the opinions given in paragraphs (a) through (g), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).
Based upon, subject to and limited by the foregoing, we are of the opinion that:
a.The Company Debt Securities (including any Company Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
b.The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
c.The Preference Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preference Stock Warrants by such warrant agent, and upon due execution and delivery of the Preference Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
d.The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
e.The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preference Shares or Common Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
f.The Guarantees, when the applicable Enstar Finance Debt Securities are executed, authenticated, issued and delivered in the manner provided for in the applicable indenture, against payment therefor, will constitute valid and binding obligations of the Company.
g.The Enstar Finance Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of Enstar Finance and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of Enstar Finance in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of Enstar Finance.
The opinions expressed in paragraphs (a) through (g) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.
Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP